UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K




                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                                  June 29, 1999
                Date of Report: (Date of earliest event reported)



                    Computer Associates International, Inc.
               (Exact Name of Registrant as Specified in Charter)



             Delaware                 1-9247                 13-2857434
   (State or Other Jurisdiction    (Commission             (IRS Employer
         of incorporation)         File Number)            Identification No.



      One Computer Associates Plaza, Islandia, New York         11749
          (Address of Principal Executive Offices)           (Zip Code)

     Registrant's telephone number, including area code: (516) 342-5224

Item 4.  Changes in Registrant's Certifying Accountants.

Ernst & Young LLP was previously the principal accountants for Computer Associates International, Inc. (the "Registrant"). On June 29, 1999, Ernst & Young LLP's appointment as principal accountants was terminated and KPMG LLP was engaged as principal accountants. The decision to change accountants was approved by the audit committee and the full board of directors of the Registrant.

During the Registrant's two most recent fiscal years ended March 31, 1999, and the subsequent interim period through June 29, 1999, there were no disagreements between the Registrant and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

None of the "reportable events" described under Item 304(a)(1)(v) of Regulation S-K occurred within the Registrant's two most recent fiscal years and the subsequent interim period through June 29, 1999.

The audit reports of Ernst & Young LLP on the consolidated financial statements of Computer Associates International, Inc. and subsidiaries as of and for the fiscal years ended March 31, 1999 and 1998, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from Ernst & Young LLP is attached as Exhibit 16.1.

During the Registrant's two most recent fiscal years ended March 31, 1999, and the subsequent interim period through June 29, 1999, the Registrant did not consult with KPMG LLP regarding any of the matters or events set forth in Item 304 (a)(2)(i) and (ii) of Regulation S-K.



Item 7.  Financial Statements, Pro Forma
         Financial Information and Exhibits.

(c)      Exhibits

         The following exhibit is filed with this Form 8-K:

         16.1  Letter  of  Ernst  &  Young  LLP  regarding   change  in
               certifying accountant.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Computer Associates has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Computer Associates International, Inc.


Dated:   July 1, 1999                   By:    /s/ Ira Zar
                                           -------------------------------------
                                               Ira Zar
                                               Senior Vice President and Chief
                                               Financial Officer